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Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Inland Western Retail Real Estate Trust, Inc. (the "Company") for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert D. Parks, as Chief Executive Officer of the Company, Steven P. Grimes, as Principal Financial Officer, and Lori J. Foust, as Principal Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. Parks
Name:	Robert D. Parks Chief Executive Officer
Date:	November 12, 2004
/s/ Steven P. Grimes
Name:	Steven P. Grimes Principal Financial Officer
Date:	November 12, 2004
/s/ Lori J. Foust
Name:	Lori J. Foust Principal Accounting Officer
Date:	November 12, 2004

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  Exhibit 32.1